Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CONX Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Secondary Offering: CONX Corp. Class A common stock, par value $0.0001 per share (“Class A Common Stock”)	457(c)	30,000(2)	$6.51(3)	$195,300.00	0.0001476	$28.83
Fees to be Paid	Equity	Primary Offering: Class A Common Stock underlying Warrants	457(g)	30,083,285(4)	$11.50(5)	$345,957,778.00	0.0001476	$51,063.37

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$346,153,078		$51,092.20
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$51,092.20

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Consists of 30,000 shares of Class A Common Stock issued to independent directors of CONX, which vested on the date of the consummation of the Business Combination.
(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.51, which is the last over-the-counter sale price reported of Class A Common Stock on May 28, 2024, which date is within five business days prior to filing this Registration Statement.

(4)

Consists of (i) 18,749,952 shares of Class A Common Stock issuable upon exercise of Public Warrants (as defined in this Registration Statement) and (ii) 11,333,333 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants (as defined in this Registration Statement).

(5)

Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for Class A Common Stock issuable upon the exercise of Warrants is $11.50, which is the exercise price for the Warrants.